Exhibit 99.1

FOR IMMEDIATE RELEASE

At Heska Corporation:
Jason Napolitano, Executive Vice President & CFO
    (970) 493-7272, Ext. 4105

HESKA Announces Q3 Results - 50% Product Revenue Growth

Gross Margin on Product Sales Increase; 61% Bottom Line Improvement

FORT COLLINS, CO, November 10, 2003 — Heska Corporation (Nasdaq: HSKA) today reported financial results for its third quarter ended September 30, 2003.

Heska highlights since its third quarter began in July include:

—	$15.4 million in quarterly product revenue - an increase of 50% from 2002 and the best third quarter result in Heska history
—	40.6% quarterly gross margin on product sales - a 3.6 percentage point increase from 2002 and the best third quarter result in Heska history
—	$1.9 million, or 61%, quarterly bottom line improvement from the third quarter of 2002 resulting in Heska’s lowest third quarter net loss as a public company
—	Launch of the E.R.D.-HealthScreen™ Feline Urine Test, the first in-clinic test developed to identify early kidney damage from potentially undetected health problems in cats
—	Agreement granting Schering-Plough Animal Health Corporation distribution and marketing rights in the United States for Tri-Heart™ Plus Chewable Tablets, Heska’s canine heartworm preventive product

“We are excited to report these impressive results to our shareholders,” commented Robert Grieve, Heska’s Chairman and CEO. “ Our third quarter performance demonstrates what our company is capable of in a market that is complementary to our product line. I note that our revenue growth was driven by our established, existing products, which we believe offer significant quality and value advantages over the competition. We have made noteworthy progress in showing veterinarians the benefits of these products and their potential impact on the veternarian’s practice. We intend to continue to optimize our marketing and sales efforts to drive future growth. We are also excited by the longer term growth prospects for some of our recently introduced products, such as the E.R.D.-HealthScreen Feline Urine Test.”

Segment Revenue
Total product revenue for the third quarter of 2003 was $15.4 million, up 50% from $10.3 million in the third quarter of 2002. For the nine months ended September 30, 2003, total product revenue was $42.8 million, up 33% from $32.1 million in the corresponding period in 2002. Heska Corporation’s business is comprised of two reportable segments—Companion Animal Health and Diamond Animal Health. Product revenues from these segments is as follows:

Companion Animal Health   This segment includes revenue from the company’s diagnostic and monitoring instruments and supplies as well as single use, point-of-care tests, vaccines and pharmaceuticals, primarily for canine and feline use. In the third quarter of 2003, this segment generated product revenue of $11.7 million, up 54% from $7.6 million in the third quarter of 2002. For the nine months ended September 30, 2003, this segment generated product revenue of $32.7 million, up 34% from $24.4 million in the prior year period.

Diamond Animal Health   This segment includes revenue from private label vaccine and pharmaceutical production, primarily for cattle but also for other species including small mammals, horses and fish. In the third quarter of 2003, this segment generated product revenue of $3.7 million, up 40% from $2.7 million in the third quarter of 2002. For the nine months ended September 30, 2003, this segment generated product revenue of $10.1 million, up 31% from $7.7 million in the prior year period.

Investor Conference Call
Management will conduct a conference call on Monday, November 10, at 9:00 a.m. MST (11:00 a.m. EST) to discuss the third quarter financial results. To participate, dial (800) 218-0204 (domestic) or (303) 262-2075 (international); the conference call access number is 556465. The conference call will also be broadcast live over the Internet at http://www.heska.com. To listen, simply log on to the web at this address at least ten minutes prior to the start of the call to register, download and install any necessary audio software. Telephone replays of the conference call will be available for playback until November 24, 2003. The telephone replay may be accessed by dialing (800) 405-2236 (domestic) or (303) 590-3000 (international). The webcast replay may be accessed from Heska’s home page at www.heska.com.

About Heska
Heska Corporation (Nasdaq: HSKA) develops, manufactures and markets veterinary products. Heska's core focus is on the canine and feline companion animal markets where it has devoted substantial resources to the research and development of innovative products. Heska's state-of-the-art offerings to veterinarians include diagnostic and monitoring instruments and supplies as well as single use, point-of-care tests, vaccines and pharmaceuticals. The company strives to develop high value products for unmet needs and to advance the state of veterinary medicine. For further information on Heska and its products, visit the company’s website at www.heska.com.

Forward-Looking Statements
This announcement contains forward-looking statements regarding Heska’s future financial and operating results. These statements are based on current expectations and are subject to a number of risks and uncertainties. In addition, factors that could affect the business and financial results of Heska generally include the following: competition; inability to maintain current distribution and customer relationships; uncertainties regarding the ability or willingness of current customers to continue to purchase Heska's products; inability to market, sell and distribute products to new customers; inability to manufacture, market, sell or distribute products at currently projectd costs or obtain certain products in sufficient quantities; inability to obtain renewal or continuation of contracts, or obtain exclusivity, to market, sell or distribute products described herein; delays in or failure to achieve market acceptance of products; delays in or failure to achieve future product development; uncertainties regarding our ability to raise sufficient capital or borrow sufficient cash to fund future operations as needed; uncertainties regarding the outcome of research and development efforts or the ability to successfully develop or commercialize products in research and development; uncertainties regarding the ability to receive required regulatory approvals in a timely manner, if at all; uncertainties regarding the scope, enforceability and validity of patents and proprietary rights, which are subject to complex legal standards that vary from country to country and are subject to interpretation by administrative agencies and courts; quality of management; changes in business strategy or development plans; and the risks set forth in Heska’s filings and future filings with the Securities and Exchange Commission, including those set forth in Heska’s Annual Report on Form 10-K for the year ended December 31, 2002 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2003.

Financial Table Follows:

Consolidated Statements of Operations
In Thousands, Except per Share Amounts
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2002	2003	2002	2003

Revenue:
Products, net	$10,253	$15,412	$32,137	$42,783
Research, development and other	332	299	837	955

Total revenue	10,585	15,711	32,974	43,738
Cost of products sold	6,456	9,159	19,512	25,565

	4,129	6,552	13,462	18,173

Operating expenses:
Selling and marketing	3,314	4,218	9,646	11,831
Research and development	1,739	1,738	6,864	5,289
General and administrative	1,940	1,716	5,488	5,315
Restructuring and other operating expenses	150	--	1,007	515

Total operating expenses	7,143	7,672	23,005	22,950

Loss from operations	(3,014)	(1,120)	(9,543)	(4,777)
Other, net	(71)	(82)	(207)	(101)

Net loss	$(3,085)	$(1,202)	$(9,750)	$(4,878)

Basic and diluted net loss per share	$(0.06)	$(0.02)	$(0.20)	$(0.10)

Shares used for basic and diluted net loss per share	47,618	48,346	47,752	48,021

Balance Sheet Data
In Thousands

	December 31,	September 30,

	2002	2003

Cash and cash equivalents	$6,026	$6,187
Total current assets	24,700	26,215
Total assets	35,585	36,032
Line of credit	7,596	7,317
Current portion of long-term debt	2,338	789
Total current liabilities	19,274	17,723
Long-term debt	770	1,860
Stockholders’ equity	9,210	4,857
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